UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2007

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08056	13-0853260
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard, Weehawken, NJ	07086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 863-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|x| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

On March 7, 2007, Hanover Direct, Inc. (”Hanover”), Chelsey Direct, Inc. (“Chelsey”) and Chelsey Acquisition, Inc. (“MergerCo”) entered into a letter agreement that amended the Agreement and Plan of Merger (“Merger Agreement”) previously executed by the parties on November 27, 2006. The amendment is attached as an exhibit hereto and was previously attached as an appendix to the Definitive Proxy Statement filed by Hanover on March 8, 2007 in connection with Hanover’s annual meeting of stockholders which is scheduled to be held on or about April 12, 2007.

The amendment corrects a representation in the Merger Agreement concerning the vote required to approve the merger and extends the Outside Closing Date (as that term is defined in the Merger Agreement) for the merger from March 31, 2007 until April 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Letter agreement among Chelsey Direct, LLC, Chelsey Acquisition, Inc. and Hanover Direct, Inc., dated March 7, 2007 amending the Agreement and Plan of Merger dated as of November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.
(Registrant)

March 12, 2006	By:	/s/ John W. Swatek
		Name:	John W. Swatek
		Title:	Senior Vice President, Chief Financial Officer and Treasurer